                                                                    EXHIBIT 10.1

                        SCANMANAGER PURCHASE AGREEMENT

          THIS SCANMANAGER PURCHASE AGREEMENT (the "Agreement") is entered into as of the 30th day of April, 1997 (the "Effective Date"), by and between TechForce Corporation, a Georgia corporation ("TechForce"), and Ungermann-Bass Networks, Inc., a Delaware corporation ("UB Networks") and a wholly-owned subsidiary of Newbridge Networks, Inc., a Delaware Corporation, ("Newbridge").

                                   BACKGROUND
                                   ----------

          UB Networks has developed and possesses a capability in remote network monitoring of customers' enterprise networks, marketed as the SCANmanager service which is inclusive of UB Networks' FaultSCAN and PerformanceSCAN components ("SCANmanager"). SCANmanager enables customers with local and wide area communications and computer networks to "out-task" key computer network management functions.

          TechForce desires to purchase SCANmanager and its related assets and service functions (the "SCANmanager Business") from UB Networks and UB Networks desires to sell the SCANmanager Business to TechForce as provided herein.

          NOW, THEREFORE, in consideration of the foregoing premises, and of the respective covenants and commitments of the parties set forth herein, and other sufficient and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows

                                   ARTICLE 1
                                   ---------
                          PURCHASE AND SALE OF ASSETS
                          ---------------------------

          1.1  Included Assets.  UB Networks hereby sells, assigns and transfers
               ---------------
to TechForce all of UB Networks' right, title and interest in and to the following assets used or usable in connection with the SCANmanager Business (the "Assets"):

          (a) Equipment and other Tangible Property.  All of the equipment,
              -------------------------------------
     supplies, furniture, computers, telephone systems and other tangible personal property owned by UB Networks listed on Schedule 1.1(a).
                                                      ---------------

          (b) Real Estate and Personal Property Leases.  All leasehold interests
              ----------------------------------------
     in and to the real property in Marietta, Georgia where the SCANmanager Service Center is located (the "Real Property Lease") and all leasehold interests in all leases of personal property, including equipment, furniture, computers, telephone systems, and other tangible personal property leased by UB Networks being used by UB Networks in the operation of the SCANmanager Business (the "Personal Property Leases" and together with the Real Property Lease, the "Leases") listed and described on
     Schedule 1.1(b).
     ---------------

          (c) Customers and Customer Contracts.  All right, title and interest
              --------------------------------
     in and to UB Networks' contracts, purchase orders and other agreements with the customers listed on Schedule 1.1(c) (the "Customer Contracts").
                             ---------------

          (d) Prospective Customers and Prospective Customer Assets.  (i) All
              -----------------------------------------------------
     right, title and interest in and to UB Networks' potential contracts and agreements with the prospective customers listed on Schedule 1.1(d) (the
                                                         ---------------
     "Prospective Customers"); and (ii) any and all bid and proposal documents for SCANmanager Business services related to the Prospective Customers (the "Prospective Customer Assets").

          (e) Suppliers and Supplier Contracts.  All right, title and interest
              --------------------------------
     in and to UB Networks' contracts and agreements with the service and supply providers (the "Suppliers") set forth on Schedule 1.1(e) (the "Supplier
                                              ---------------
     Contracts").

          (f) Intangible Assets and Proprietary Rights.  Those other intangible
              ----------------------------------------
     assets described on Schedule 1.1(f) (the "Intangible Assets").
                         ---------------

          (g) Books and Records.  All books, records and other documents and
              -----------------
     information relating to the Assets and the SCANmanager Business that are material to the operation and understanding of the SCANmanager Business, whether in hardcopy, electronic or other form.

          (h) Goodwill.  The goodwill of the SCANmanager Business as a going
              --------
     concern.

     1.2  Excluded Assets.  UB Networks is not selling to TechForce the assets,
          ---------------
properties and rights described on Schedule 1.2 ("Excluded Assets"), and the
                                   ------------
Excluded Assets are hereby specifically excluded from the Assets.


                                   ARTICLE 2
                                   ---------
                                 PURCHASE PRICE
                                 --------------

     2.1  Amount.  The total purchase price (the "Purchase Price") for the
          ------
Assets shall be the sum of (a) the Cash Payment (defined below) plus (b) the aggregate amount of the Earnout Payments (defined below); provided, however, that TechForce's obligation to pay Earnout Payments is limited and capped by an amount equal to $375,000 subject to any adjustments effected to the Earnout Payments pursuant to this Agreement.

     2.2  Payments.  TechForce shall make payment of the Purchase Price in the
          --------
following manner:

          (a) Cash Payment.  TechForce shall pay the sum of $375,000 to UB
              ------------
     Networks in cash or by company check on the Effective Date (the "Cash Payment").

          (b) Earnout Payment Calculation.  TechForce will make earnout payments
              ---------------------------
     (the "Earnout Payments") to UB Networks in amounts equal to the Earnout Percentage of the revenues accrued and collected by TechForce for Accrual Period Services; provided, however, that the Earnout Payments shall not exceed Three Hundred Seventy-Five Thousand Dollars ($375,000) in the aggregate. "Accrual Period Services" shall mean those SCANmanager Business services rendered to Eligible Customers by TechForce ("SCANmanager Services") during each three (3) month period beginning with the three (3) month period ending July 31, 1997, and terminating with the three (3) month period ending October 31, 1998 (each such period to be referred to individually as an "Accrual Period" and all such periods to be referred to collectively as the "Earnout Period"). The Earnout Percentage shall be equal to twenty percent (20%) through the period ending April 30, 1998, and shall be equal to fifteen percent (15%) through the remainder of the Earnout Period. "Eligible Customers" shall mean the British House of Parliament, the Prospective Customers and each customer that purchases SCANmanager Services from TechForce as part of a package of services offered by UB Networks, Newbridge Network, Inc., its parent Newbridge Networks Corporation or any subsidiary of Newbridge Network Corporation, to such customer.

          (c) Earnout Payment Terms.  Earnout Payments for each Accrual Period
              ---------------------
     shall be due and payable within thirty (30) days after the end of the Payment Period in which the underlying SCANmanager Services revenues for such Earnout Payment were collected. "Payment Period" shall mean each of the Accrual Periods and each successive three (3) month period thereafter following the end of the Earnout Period until all such revenues have been collected or are agreed by TechForce and UB Networks to be uncollectible.

          (d) Certifications.  Each Earnout Payment for an Accrual Period shall
              --------------
     be accompanied by a statement certified by the Chief Financial Officer of TechForce or his designee (each a "Certification"). Each Certification shall contain a list of the Eligible Customers receiving SCANmanager Services from TechForce during such Accrual Period and the SCANmanager Service revenues accrued for each such Eligible Customer during such Accrual Period and collected during the applicable Payment Period.

          (e) Audit Rights.  Upon the written request of UB Networks delivered
              ------------
     within forty-five (45) days after the end of the Earnout Period, TechForce shall allow an independent certified public accounting firm reasonably acceptable to TechForce access to the TechForce records supporting the calculation of the Earnout Payments for the purpose of reviewing the Earnout Payment calculation; provided, however, that such audit firm shall first agree to protect TechForce proprietary information disclosed during such review. All expenses incurred by UB Networks in performing such review shall be borne by UB Networks, unless such review discloses an error of five percent (5%) or more in the calculation of any Earnout Payment. In that case TechForce shall reimburse UB Networks for the reasonable amount of such expenses.

          (f) Other Concerns.  If UB Networks objects to the calculation of any
              --------------
     Earnout Payment or the designation of Eligible Customers set forth in any Certification, TechForce shall promptly meet with UB Networks and attempt in good faith to reach a resolution of such disagreement upon written request from UB Networks.

     2.3  Allocation of Purchase Price.  The Purchase Price shall be allocated
          ----------------------------
among the Assets in the manner described on Schedule 2.3.  Each of TechForce and
                                            ------------
UB Networks shall file, in accordance with the Internal Revenue Code of 1986, as amended, an asset allocation statement on Form 8594 with its federal income tax return for the current tax year and shall contemporaneously provide the other party with a copy of the Form 8594 being filed.

     2.4  Discontinuation of Earnout Payments.
          -----------------------------------

          (a) Right to Discontinue.  TechForce shall be entitled immediately to
              --------------------
     discontinue the Earnout Payments with no further obligation to make the Earnout Payments upon any breach of Section 2 or 3 of the UB Networks Noncompetition Agreement or the Newbridge Noncompetition Agreement (collectively, the "Noncompetition Agreements"); provided, however, that TechForce shall pay an amount equal to the Earnout Payments into an interest bearing escrow account reasonably acceptable to UB Networks after asserting such a breach. In the event that a court of final determination issues a judgment that there has been such a breach prior to April 30, 2004, the escrowed amount, plus interest, shall be released to TechForce. If no such judgment has been rendered by April 30, 2004, the escrowed amount, plus interest, shall be distributed to UB Networks.

          (b) Understandings.  UB Networks hereby acknowledges and agrees that
              --------------
     the obligations under the Noncompetition Agreements are an essential part of the consideration to TechForce in consummating the acquisition of the Assets and the SCANmanager Business, that TechForce would not consummate such acquisition in the absence of such covenants, that the termination of the Earnout Payments as provided in this Section 2.4 is a right agreed to by UB Networks to cause TechForce to consummate the acquisition of the Assets and the SCANmanager Business and that the discontinuation of the Earnout Payments shall not be in full satisfaction of, constitute liquidated damages for, or serve in lieu of any other remedies available for any such breach of the Noncompetition Agreements.

                                   ARTICLE 3
                                   ---------
                           ASSUMPTION OF LIABILITIES
                           -------------------------

     3.1  Executory Obligations to be Assumed by TechForce.  In addition to the
          ------------------------------------------------
Purchase Price, TechForce agrees to assume and to pay and/or perform, in accordance with their respective terms and from and after the Effective Date,
(a) property, sales and like taxes, utility and other period expenses for periods from and after the Effective Date; and (b) the executory obligations or commitments of UB Networks (but only to the extent such obligations or commitments relate to a time after the Effective Date) under the Real Property Lease, the Personal Property Leases, the Customer Contracts, the Supplier Contracts and the agreements and contracts related to the Intangible Assets.

     3.2  No Other Liabilities to be Assumed.  Other than as set forth in
          ----------------------------------
Section 3.1, TechForce shall not assume, and nothing contained in this Agreement shall be construed as an assumption by TechForce of, any liabilities, obligations, expenses or undertakings of UB Networks of any nature whatsoever, whether fixed or contingent, known or unknown. UB Networks shall be responsible for all of the liabilities, obligations, expenses and undertakings relating to the SCANmanager Business prior to the Effective Date and not specifically assumed by TechForce.

                                   ARTICLE 4
                                   ---------
                 REPRESENTATIONS AND WARRANTIES OF UB NETWORKS
                 ---------------------------------------------

     UB Networks makes the following representations and warranties to TechForce and agrees that all such representations and warranties shall survive and remain in full force and effect after the Effective Date until the expiration thereof in accordance with Section 9.1 of this Agreement. Except as set forth in the disclosure letter from UB Networks to TechForce in the form of Exhibit 4 to this Agreement (the "Disclosure Letter"), UB Networks represents and warrants on the Effective Date that:

     4.1  Organization and Standing.  UB Networks is a corporation duly
          -------------------------
organized, validly existing and in good standing under the laws of the State of Delaware, with full power and authority (corporate and otherwise) to own or lease its property and carry on its business as such business is now conducted and to permit the transactions contemplated by this Agreement.

     4.2  Corporate Authorization and No Conflict.  The execution and delivery
          ---------------------------------------
of this Agreement and all other documents contemplated by this Agreement and the Exhibits, Schedules, and certificates and the Disclosure Letter furnished in connection herewith (the "Related Documents") by or on behalf of UB Networks and Newbridge, as the case may be, and the consummation of the transactions contemplated herein or therein, have been duly authorized by all necessary corporate actions on the part of UB Networks and Newbridge, and to the best knowledge of UB Networks, such execution, delivery and consummation of the transactions contemplated hereunder and thereunder shall not result in any violation or breach of any contract, trust, document or instrument to which UB Networks is a party or by which any of its property is bound. This Agreement and the Related Documents have been duly executed by UB Networks and are the valid and legally binding obligations of UB Networks enforceable against it in accordance with their respective terms, except as limited by the exercise of judicial discretion, bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting generally the enforcement of creditors' rights, and except as the remedy of specific performance may be unavailable in certain cases.

     4.3  Approvals.  No approval, authorization, order, license or consent of
          ---------
or registration, qualification or filing with any governmental authority and no approval or consent by any other person or entity is required in connection with the execution, delivery or performance by UB Networks of this Agreement and the other agreements contemplated hereby.

     4.4  No Liens or Encumbrances.  UB Networks has good and marketable title
          ------------------------
to all of the Assets, free from any and all claims, liens, pledges, mortgages, security interests, charges, options, defaults, restrictions or encumbrances of any nature whatsoever; provided, however, that this sentence shall not constitute a warranty against any matter included within the scope of Section 4.12(a). UB Networks has obtained all permissions and consents necessary for the transfer and assignment of the Assets and the SCANmanager Business to TechForce, and TechForce is not and shall not be become liable for any payment to any third party as a result of any such transfer and assignment.

     4.5  Expense Reports.  Attached hereto as Schedule 4.5, is a true and
          ---------------                      ------------
correct copy of the department expense reports of the SCANmanager Business for the period from the inception of the SCANmanager Business through MARCH 31, 1997, which fairly present the direct expenses of the SCANmanager Business other than corporate support and sales services.

     4.6  Contracts and Commitments.  Except for the Customer Contracts,
          -------------------------
Supplier Contracts, the Leases and the Licenses (as defined below) (the "Contracts"), UB Networks is not a party to any written or oral, express or implied, agreement, or any other contract or commitment of any nature which creates a material benefit or liability with respect to the Assets or the SCANmanager Business or is material to TechForce's use, benefit or enjoyment thereof. To the best knowledge of UB Networks, UB Networks is not in material default, and there is no fact or event known to UB Networks which with the lapse of time would constitute a material default, under any of the Contracts.

     4.7  Lawsuits, Proceedings, etc.  UB Networks has not been served with or
          ---------------------------
notified of any action, suit or proceedings or, to the best knowledge of UB Networks, has any action, suit or proceeding been threatened before any court, commission, agency, arbitrator or other judicial or administrative authority against or affecting the SCANmanager Business or the Assets.

     4.8  Employees and Labor Matters.   UB Networks is not a party to any
          ---------------------------
collective bargaining or other labor agreement relating to the SCANmanager Business other than the employment agreements with employees assigned to the SCANmanager Business attached to this Agreement as Schedule 4.8. There is not
                                                   ------------
pending or, to the best knowledge of UB Networks, threatened any labor dispute, strike, work stoppage, union representation, election, negotiation of collective bargaining agreement or similar labor matter relating to the SCANmanager Business. UB Networks is not involved in any controversy with any of the employees of the SCANmanager Business or any organization representing any employees of the SCANmanager Business. UB Networks is in compliance with all applicable federal and state laws and regulations applicable to the SCANmanager Business concerning the employer/employee relationship and with all of its agreements relating to the employment of the employees of the

SCANmanager Business, including, without limitation, provisions thereof relating to wages, bonuses, hours of work and the payment of Social Security, unemployment or other payroll taxes or deductions, non-compliance with which could have an adverse effect upon the Assets or the SCANmanager Business in an amount exceeding $10,000.00 in the aggregate. UB Networks is not liable for any unpaid wages, bonuses or commissions or any tax, penalty, assessment or forfeiture for failure to comply with any of the foregoing.

     4.9  Condition of Tangible Assets.  Schedule 1.1(a) sets forth all tangible
          ----------------------------   ---------------
property that is a material Asset of the SCANmanager Business or material to the operation of the SCANmanager Business. All of the tangible Assets listed on
Schedule 1.1(a) are currently in good order and repair, normal wear and tear
---------------
excepted. The Assets and the Excluded Assets constitute all of the operating assets and properties that have been used by UB Networks in the operation of the SCANmanager Business since SCANmanager's inception and that are material to the operation or understanding of the SCANmanager Business.

     4.10 Compliance with Laws.  UB Networks owns and operates, and has owned
          --------------------
and operated, the Assets and the SCANmanager Business in compliance with all applicable laws, ordinances, rules and regulations except to the extent that non-compliance with such laws, ordinances, rules and regulations would not have an adverse effect on the Assets or the SCANmanager Business exceeding $10,000.00 in the aggregate. UB Networks has no knowledge of any past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent compliance or continued compliance with any such law or regulation. There have been no material citations, adminis trative proceedings or judicial proceedings under any applicable laws, ordinances, rules or regulations against UB Networks relating to the Assets or the SCANmanager Business. UB Networks has not received notice of and has no knowledge of any violation, criminal, civil or administrative action, suit, demand, claim, hearing, notice or demand letter, notice of violation, investigation or proceeding that is now pending or threatened under any such applicable law, ordinance, regulation, order or requirement relating to the Assets or the SCANmanager Business.

     4.11 Environmental Matters.  To the best knowledge of UB Networks, UB
          ---------------------
Networks is not in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "environmental laws"), does not own or operate any real property contaminated with any substance that is subject to any environmental laws, is not liable for any off-site disposal or contamination pursuant to any environmental laws and is not subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a material adverse effect in excess of $10,000.00 on the Assets or the SCANmanager Business, and is not aware of any pending investigation which might lead to such a claim.

     4.12 Intangible Property Rights.
          --------------------------

          (a) In its operation of the SCANmanager Business, UB Networks has not infringed, and the Assets do not infringe, any trade secret or copyright or, to the best knowledge of UB Networks, any patent or other intellectual property right of any third party; provided, however, that UB Networks makes no representation regarding the validity of title held by any third party to the subject matter of any license or lease included in the Assets or the infringement of any such subject matter. The Assets include all intellectual property, permits, licenses and other intangible property required for the operation of the SCANmanager Business as it is presently being conducted that are material to the operation or understanding of the SCANmanager Business.

          (b) Schedule 1.1(f) contains a true, correct and complete list of all
              ---------------
     patents, copyrights, trademarks, service marks, software, processes, trade secrets, confidential information, know how, operating procedures, marketing and sales materials and methods and all other intellectual property (the "Proprietary Rights") owned by UB Networks or licensed from another party by UB Networks that have been used by UB Networks at any time in connection with, and that are of value to, the SCANmanager Business. Such list identifies (i) UB Networks as either the owner or licensee of each such Proprietary Right; and (ii) in the case where UB Networks is a licensee, the attendant licensor(s) and license agreement(s) for such Proprietary Right. Other than licenses identified in the Disclosure Letter that can not be provided to TechForce without breaching confidentiality comments to the applicable licensor, the Disclosure Letter sets forth a true and correct copy of each license and other agreement with respect to each Proprietary Right as such licenses and other agreements are currently in effect (the "Licenses"). UB Networks owns all right, title and interest in and to such Proprietary Rights, free and clear of adverse claims, liens, mortgages, charges, security interests and encumbrances, including without limitation any exclusive rights, however described, granted to parties other than UB Networks; provided, however, that this sentence shall not constitute a warranty against any matter included within the scope of
     Section 4.12(a).

          (c) Set forth in the Disclosure Letter is a list of all licenses granted to third parties by UB Networks in connection with the SCANmanager Business and/or the Assets. Such list identifies, as applicable, the Proprietary Rights, other Assets or other items covered by each such license.

          (d) UB Networks pays no royalty to anyone for any Proprietary Right.

          (e) UB Networks has taken all reasonable measures to protect its rights in SCANmanager mark, the other Proprietary Rights and the other Assets; provided, however, that no trademark, service mark, copyright or patent has been applied for or registered. UB Networks has not sent nor otherwise communicated to any other person any notice, charge, claim or assertion of, and does not have any knowledge of, any present, impending or threatened infringement by such other person of any Proprietary Right of UB Networks.

          (f) UB Networks has entered into employee confidentiality and invention assignment agreements with each of its present and past employees who has worked on or in connection with SCANmanager or the SCANmanager Business; and copies of each such agreement are set forth in the Disclosure Letter. UB Networks has not received notice, orally or in writing, that any other person or entity claims any interest in any Asset or any component of the SCANmanager Business other than the Assets licensed to UB Networks, and to the best knowledge of UB Networks, no other person or entity has, or has made, such a claim, except the ownership and other rights claimed by licensors under the licenses listed in the Disclosure Letter. Neither the execution nor delivery of this Agreement or any other document contemplated hereby, nor the carrying on of the SCANmanager Business by TechForce, will, to the best knowledge of UB Networks, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is obligated.

     4.13 Changes in Customers or Suppliers.  UB Networks' has not received
          ---------------------------------
notice that any Customer or Supplier intends to terminate, limit or reduce its business relations with UB Networks.

     4.14 No Brokers or Finders.  No person, firm or corporation has any right
          ---------------------
or other claim against TechForce, the Assets or the SCANmanager Business for any commission, fee or other compensation as a finder or broker in connection with the transactions contemplated by this Agreement.

     4.15 Taxes.  UB Networks has filed all income, excise, corporate,
          -----
franchise, property, payroll and other tax returns or reports required to be filed by it relating to the SCANmanager Business, by any foreign country, the United States of America and any state or other political subdivision thereof and has paid all taxes and assessments relating to the time periods covered by such returns or reports. There are no present disputes as to taxes of any nature payable by UB Networks relating to the SCAN Manager Business.

     4.16 Absence of Undisclosed Liabilities.  To the best knowledge of UB
          ----------------------------------
Networks, there are no liabilities (secured or unsecured and whether accrued, absolute, direct, indirect, contingent or otherwise, and whether due or to become due), or facts or circumstances which might lead to liabilities, arising from any fact, circumstance, condition or omission occurring or existing prior to the Effective Date which could (individually or in the aggregate) adversely affect the Assets, the SCANmanager Business or TechForce's use, benefit, operation or enjoyment thereof.

     4.17 Bulk Sales.  The transfer of the Assets pursuant to this Agreement are
          ----------
not subject to the provisions of the Uniform Commercial Code - Bulk Transfers, as adopted by the State of California.

     4.18 Disclosure.  Attached as Schedule 4.18 is a true and correct copy of
          ----------               -------------
that certain "UB Networks SCANmanager Remote Monitoring Service - Descriptive Memorandum" delivered by UB Networks to, and relied on by, TechForce in making its decision to acquire SCANmanager and the Assets (the "Memorandum"). To the best knowledge of UB Networks, no representation or warranty made by UB Networks in this Agreement or in any Related Document or disclosure made in the Memorandum is false or misleading or omits to state any fact necessary to make any such representation, statement or disclosure not misleading in any way that would materially and adversely affect the Assets or the SCANmanager Business.
To the best knowledge of UB Networks, there is no event, fact or condition that materially and adversely affects, or that reasonably could be expected to materially and adversely affect, the value of the Assets or the SCANmanager Business, taken as a whole, that has not been set forth herein, in a Related Document or in the Memorandum.

                                   ARTICLE 5
                                   ---------
                  REPRESENTATIONS AND WARRANTIES OF TECHFORCE
                  -------------------------------------------

     TechForce makes the following representations and warranties to UB Networks and agrees that all such representations and warranties shall survive and remain in full force and effect after the Effective Date until the expiration thereof in accordance with Section 9.2 of this Agreement. TechForce hereby represents and warrants to UB Networks on the Effective Date as follows:

     5.1  Organization and Standing.  TechForce is a corporation duly organized,
          -------------------------
validly existing and in good standing under the laws of the State of Georgia, and has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement.

     5.2  Corporate Authorization and No Conflict.  The execution and delivery
          ---------------------------------------
of this Agreement on behalf of TechForce, and the consummation of the transactions contemplated hereunder have been duly authorized by all necessary corporate action on the part of the TechForce, and, to the best of TechForce's knowledge, such execution, delivery and consummation of the transactions contemplated hereunder and thereunder will not result in a violation or breach of any document or instrument to which TechForce is a party or by which any of its property is bound. This Agreement has been duly executed by TechForce and is the valid and legally binding obligation of TechForce enforceable against it in accordance with its terms, except as limited by the exercise of judicial discretion, bankruptcy, insolvency, reorganization, moratorium or similar law relating to or affecting generally the enforcement of creditors' rights, and except as the remedy of specific performance may be unavailable in certain cases.

     5.3  No Brokers or Finders.  No person, firm or corporation engaged by
          ---------------------
TechForce has any right or other claim against UB Networks for any commission, fee or other compensation as a finder or broker in connection with the transactions contemplated by this Agreement.

     5.4  Approvals.  No approval, authorization, order, license or consent of
          ---------
or registration, qualification or filing with any governmental authority and no approval or consent by any other person or entity is required in connection with the execution, delivery or performance by TechForce of this Agreement and the agreements contemplated hereby.

                                   ARTICLE 6
                                   ---------
                              ADDITIONAL COVENANTS
                              --------------------

     6.1  Use of Names.  UB Networks acknowledges and agrees that TechForce is
          -------------
acquiring the names "SCANmanager," "FaultSCAN," and "PerformanceSCAN" and the goodwill associated therewith and that UB Networks and its affiliates will not use, and will not attempt to grant to any third party the right to use, such names subsequent to the Effective Date.

     6.2  Marketing and Non-competition Covenants.
          ---------------------------------------

          (a)  Marketing.  UB Networks agrees that TechForce's success in
               ---------
     selling the SCANmanager service to the Prospective Customers and others is critical to TechForce's ability to make the SCANmanager Business an economically viable segment of TechForce's overall business. Therefore, UB Networks agrees to provide at no charge the transition support services described on Exhibit A to this Agreement.
                  ---------

          (b) Non-competition Covenants.  UB Networks and Newbridge each agree
              -------------------------
     to abide by and comply with the non-competition covenants (the "Non-Competition Covenants") set forth on Exhibit B to this Agreement as a
                                          ---------
     "Selling Group Party" under such covenants.

     6.3  Prorations.  All personal property taxes on the Assets, all payments
          ----------
in lieu of taxes on the Assets and other taxes applicable thereto, if any, and payments under leases and licenses included in the Assets and all utility and other period charges shall be pro rated between UB Networks and TechForce as of the Effective Date.

     6.4  Additional Documentation and Assistance.  UB Networks shall from time
          ---------------------------------------
to time, subsequent to the Effective Date, at TechForce's request and without further consideration, take such further action and execute and deliver to TechForce such other instruments of conveyance, assignment or transfer and take such other action as TechForce reasonably may require in order to more effectively convey, transfer to and vest in TechForce, and put TechForce in possession of, the Assets.

     6.5  UB Networks Trademarks.  TechForce acknowledges that it is acquiring
          ----------------------
no rights to use any trademark or tradename of UB Networks other than the names listed in Schedule 1.1(f).
          ---------------

TechForce agrees that it shall have no right to use, and shall remove, all other trademarks and tradenames of UB Networks from any materials used by TechForce in marketing, selling and providing the SCANmanager Business services, including any such materials transferred to TechForce pursuant to this Agreement.

     6.6  Request for Consent to Assignments.  UB Networks agrees to request
          ----------------------------------
that each party to a Customer Contract, Supplier Contract, Lease or License consent to the assignment of the right, title and interest of UB Networks under such agreement to TechForce. TechForce agrees that the receipt of such consents is not a condition to its obligations under this Agreement, that the failure to obtain such consents is not a breach of any representation, warranty or obligation of UB Networks under this Agreement and that TechForce may have to negotiate new agreements with any such parties at the discretion of such parties.

                                   ARTICLE 7
                                   ---------
                     EMPLOYEES OF THE SCANMANAGER BUSINESS
                     -------------------------------------

     TechForce shall offer employment to certain current employees of UB Networks set forth on Schedule 7 on terms and conditions as are comparable to
                      ----------
TechForce's general employment and hiring policies and procedures. UB Networks shall remain solely responsible for all salaries, wages, benefits, severance arrangements and all other terms of employment for each such person who may become an employee of TechForce accruing prior to the Effective Date.

                                   ARTICLE  8
                                   ----------
                               CLOSING CONDITIONS
                               ------------------

     8.1  Secretary's Certificate.  UB Networks shall have delivered a
          -----------------------
certificate of its secretary certifying a copy of the resolutions of the board of directors of UB Networks authorizing this Agreement, and the transactions contemplated hereby, and certifying the good standing of UB Networks as of the Effective Date.

     8.2  Opinion.  UB Networks shall have caused to be delivered to TechForce
          -------
an opinion of counsel in the form of Exhibit C to this Agreement.
                                     ---------

                                   ARTICLE 9
                                   ---------
                                INDEMNIFICATION
                                ---------------

     9.1  Indemnification by UB Networks.  The representations and warranties of
          ------------------------------
UB Networks contained in this Agreement shall survive the Effective Date and shall expire on the second anniversary of the Effective Date, except that there shall be no such limitation on any claim for or resulting from fraud other than applicable statutes of limitation. Subject to the limitations set forth in Sections 9.3 and 9.7 of this Agreement, UB Networks agrees to indemnify TechForce with respect to, and hold TechForce harmless from, any loss, liability, obligations, fines, penalties, settlements, damages, claims, interest, awards and judgments, costs and expenses (including, but not limited to, reasonable legal fees and other reasonable costs and expenses of investigations or contesting any of the foregoing) which TechForce may directly or indirectly incur or suffer by reason of, or which result, arise out of, are based upon or are related to (a) the inaccuracy of any representation or warranty made by UB Networks in this Agreement or in any Related Document, (b) the failure of UB Networks to comply with any covenants or other commitments made in this Agreement, (c) the failure of UB Networks or Newbridge to comply with the terms of the respective Noncompetition Agreement, (d) any liability relating to or arising out of the conduct of the SCANmanager Business on or prior to the Effective Date which is not specifically assumed by TechForce pursuant to Section 3.1 of this Agreement, or (e) the application of any bulk sales or similar law of any jurisdiction (collectively, "TechForce Claims").

     9.2  Indemnification by TechForce.  The representations and warranties of
          ----------------------------
TechForce contained in this Agreement shall survive the Effective Date and shall expire on the second anniversary of the Effective Date, except that there shall be no such limitation on any claim for or resulting from fraud other than applicable statutes of limitation. Subject to the limitations set forth in Sections 9.3 and 9.7 of this Agreement, TechForce agrees to indemnify UB Networks with respect to, and hold UB Networks harmless from, any loss, liability, obligations, fines, penalties, settlements, damages, claims, interest, awards and judgments, costs and expenses (including, but not limited to, reasonable legal fees and other reasonable costs and expenses of investigations or contesting any of the foregoing) which UB Networks may directly or indirectly incur or suffer by reason of, or which result, arise out of, are based upon or are related to (a) the inaccuracy of any representation or warranty made by TechForce in this Agreement or in any Related Document, or, during the period that UB Networks provides TechForce with access to the UB Networks' network during the transition period described in Schedule A, the
                                                            ----------
breach of UB Networks' network security resulting from the negligence or willful misconduct of TechForce, its employees or its agents in maintaining TechForce's own network security, (b) the failure of TechForce to comply with any covenants or other commitments made in this Agreement, or (c) any liability relating to or arising out of the conduct of the SCANmanager Business following the Effective Date and those liabilities assumed by TechForce pursuant to Section 3.1 (the "UB Networks Claims" and collectively with the TechForce Claims, the "Indemnifiable Claims").

     9.3  Limitations on Indemnification.
          ------------------------------

          (a) Except for indemnification obligations arising out of fraud, the indemnification obligation of UB Networks under this Article 9 for the TechForce Claims arising under Section 9.1(a) or as a result of any breach of the Noncompetition Covenants shall be limited to and shall not exceed in the aggregate (i) Purchase Price including Earnout Payments paid or payable by TechForce less $200,000 for any breach by UB Networks of the warranties set forth in Section 4.12(a); and (ii) for all other TechForce Claims arising under Section 9.1(a) above or as a result of any breach of the Noncompetition Covenants, the Purchase Price (including, without limitation, all Earnout Payments paid or payable by TechForce under this Agreement) less (A) any amounts payable by UB Networks for any breach by UB Networks of the warranties set forth in Section 4.12(a) and (B) any Earnout Payments payable by TechForce under this Agreement that are not ultimately paid by TechForce as a result of an exercise by TechForce of its setoff rights under Section 2.4 above or Section 9.8 below for TechForce Claims arising under Section 9.1(a).

          (b) Except for indemnification obligations arising out of fraud, the indemnification obligation of TechForce under this Article 9 for the UB Networks Claims arising under Section 9.2(a) above shall be limited to and shall not exceed in the aggregate the Purchase Price (including, without limitation, all Earnout Payments paid or payable by TechForce under this Agreement).

     9.4  Third-Party Claims.  Within ten (10) days after receipt of written
          ------------------
notice of the commencement of any action or the assertion of any claim, liability or obligation by a third party (whether by legal process or otherwise), against which claim, liability or obligation a party is, or may be, required under this Article 9 to indemnify the other party, the indemnified party will notify the indemnifying party in writing of the commencement or assertion thereof (the "Claim Notice") and give the indemnifying party a copy of such claim, process and all legal pleadings relating thereto. The indemnifying party shall have the right to contest and conduct the defense of such action with counsel of reputable standing reasonably acceptable to the indemnified party by giving written notice to the indemnified party of its election to do so within ten (10) days of the receipt of the Claim Notice, and the indemnified party may participate in such defense by counsel of its own choosing at its own expense. If the indemnified party shall be required by final judgment not subject to appeal or by a settlement agreement to pay any amount in respect of any obligation or liability against which the indemnifying party has agreed to indemnify the indemnified party under this Agreement, such amount plus all reasonable expenses incurred by the indemnified party in accordance with such obligation or liability (including, without limitation, reasonable attorneys' fees (other than fees incurred by counsel to the indemnified party employed pursuant to the immediately preceding sentence) and costs of investigations) shall be promptly paid by the indemnifying party to the indemnified party, subject to reasonable documentation and cost substantiation of all such amounts. The indemnifying party shall not settle or compromise any claim, action or proceeding without the prior written consent of the indemnified party, which shall not be unreasonably withheld. The indemnified party shall use reasonable efforts to mitigate any damage, loss, cost, expense, liability or obligation with respect to which it shall be entitled to indemnification hereunder. Subject to the limitations set forth in Sections 9.3 and 9.7 of this Agreement, failure of the indemnified party to give the Claim Notice to the indemnifying party within the ten-day period required hereunder shall not affect the indemnified party's rights to indemnification hereunder, except if (and then only to the extent that) the indemnifying party incurs additional expenses or the indemnifying party' defense of such claim is actually prejudiced by reason of such failure to give timely notice.

     9.5  Direct Claims.  Subject to the limitations set forth in Section 9.3,
          -------------
with respect to claims other than third-party claims, the indemnified party shall use reasonable efforts promptly to notify the indemnifying party of such claims, but failure of the indemnified party so to give notice to the indemnifying party shall not affect the rights of the indemnified party to indemnification hereunder, except if (and then only to the extent that) incurs additional expenses or the indemnifying party is actually prejudiced by reason of such failure to give timely notice.

     9.6  Indemnification Claims - Interest.  Interest on any claim for
          ---------------------------------
indemnification pursuant to this Article 9 shall accrue at a rate equal to the "prime rate" as published in the Wall Street Journal from time to time.
                                 -------------------
Interest on third party claims described in Section 9.3 shall begin to accrue from the date that payment of any amount in respect of such claim is made, and interest on all other claims shall begin to accrue from the date the claim arose. In each case, interest shall continue to accrue until the claim is satisfied by payment.

     9.7  Baskets.  Each party's obligation to indemnify pursuant to Section
          -------
9.1(a) or 9.2(a) above shall become operative only after the aggregate amount of all claims to indemnification made by the other party exceed the sum of Ten Thousand Dollars ($10,000.00); provided, however, that the entire amount of the
                               --------  -------
indemnified claims shall be paid once such limitation is exceeded. Notwithstanding anything to the contrary set forth in this Agreement, no claim for indemnification pursuant to Section 9.1(a) or 9.2(a) of this Agreement shall be valid unless the indemnified party shall have given the indemnifying party written notice of such claim on or before ninety (90) days after the second anniversary date of the Effective Date.

     9.8  Indemnification Claims - Right of Offset.  In the event that TechForce
          ----------------------------------------
has a claim for indemnification against UB Networks, TechForce shall be entitled to offset the amount of such claim against remaining Earnout Payments. This offset right is in addition to TechForce's right to seek indemnification directly from UB Networks and shall not be deemed to limit TechForce's indemnification rights in any respect other than as provided in Section 9.3(a).
 .

     9.9  Subrogation.  In the event of any indemnification payment under this
          -----------
Article 9, the indemnifying party shall be subrogated to the extent of such payment to rights of recovery the indemnified party may have against any other person with respect to the indemnified claim, liability, or obligation, and the indemnified party shall execute such documents and take such steps as may be reasonably requested by the indemnifying party to secure such rights.

     9.10 Sole and Exclusive Remedy for Breach of Representations.  Except for
          -------------------------------------------------------
indemnification obligations arising out of fraud, the sole and exclusive remedy of either party hereto against the other for any Indemnifiable Claim arising under Section 9.1(a) or 9.2(a) shall be the indemnification rights set forth in this Article 9.

                                   ARTICLE 10
                                   ----------
                                 MISCELLANEOUS
                                 -------------

     10.1 Binding Effect.  This Agreement shall be binding upon and inure to the
          --------------
benefit of and be enforceable against the parties hereto and their respective successors and permitted assigns.

     10.2 Governing Law; Forum.  This Agreement (and any and all disputes,
          --------------------
controversies and other claims, losses and liabilities among the parties arising out of, or in connection with, the transactions contemplated hereby) shall be governed by and construed in accordance with the laws of the State of New York (without regard to its rules of conflicts of laws).

     10.3 Notices.  All notices, consents, requests, demands, instructions or
          -------
other communications provided for herein shall be in writing and shall be deemed validly given, made and served when delivered personally or sent by certified or registered mail, postage prepaid, or by fax upon receipt by the sender of written confirmation of the recipients' receipt thereof (mailed notices shall be deemed given five (5) calendar days after deposit in the United States mail) and, pending the designation of another address or fax number, addressed or faxed as follows:

     If to UB Networks:  Ungermann - Bass Networks, Inc.
                         c/o Newbridge Networks, Inc.
                         3900 Freedom Circle
                         Santa Clara, California  95054
                         Attn:  William Kaplan
                         Fax No.:  (408) 970-7330

     With a copy to:     Mendelson & Brown, LLP
                         1040 Marina Village Parkway, Suite B
                         Alameda, California  94501
                         Attn:  Gregory L. Beattie, Esq.
                         Fax No.: (510) 521-7879

     If to TechForce:    Jerrel W. Kee
                         TechForce Corporation
                         15950 Bay Vista Drive
                         Clearwater, Florida  34620
                         Fax No.:  (818) 532-3683

     With a copy to:     Hunton & Williams
                         Suite 4100, NationsBank Plaza
                         600 Peachtree Street, N.E.
                         Atlanta, Georgia  30308
                         Attn:  Robert C. Reynolds, Jr., Esq.
                         Fax No.:  (404) 888-4190

     10.4 Entire Agreement.  This Agreement and the Related Documents,
          ----------------
constitute the entire agreement between the parties relating to the purchase and sale of the Assets and the SCANmanager Business and supersede in all respects any and all prior oral or written agreements or understandings. This Agreement shall be amended or modified only by written instrument signed by both parties.

     10.5 Expenses.  Except to the extent otherwise provided in this Agreement,
          --------
each party shall pay for its own legal, accounting and other similar expenses incurred in connection with the transactions contemplated by this Agreement, whether or not such transactions are consummated.

     10.6 Taxes.  Any sales, transfer, use or excise taxes payable in connection
          -----
with the transactions contemplated by this Agreement shall be paid by UB
Networks.

     10.7 Publicity.  The timing and content of all public announcements
          ---------
relating to the execution of this Agreement shall be approved by both TechForce and UB Networks prior to the release of such public announcement, and each party agrees to cooperate with the other party as appropriate to comply with all applicable laws.

     10.8 Severability and Waivers.  Each and every provision of this Agreement
          ------------------------
shall be deemed valid, legal and enforceable in all jurisdictions to the fullest extent possible. Any provision of this Agreement that is determined to be invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be adjusted and reformed rather than voided, if possible, in order to achieve the intent of the parties, and otherwise shall be voided. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a continuing waiver, and no waiver shall be binding unless executed in writing by the party making the waiver.

     10.9 Assignment.  This Agreement may not be assigned by either party hereto
          ----------
without the prior written consent of the other party other than to any suscessors, subsidiary parent corporation of a party; provided, however, that the assignor shall remain bound under all of its obligations under this Agreement; provided, further, however, that the parties acknowledge that it is the intention of UB Networks to merge into Newbridge and that thereupon the separate corporate existence of UB Networks shall cease, and agree that in such event all the rights, privileges and obligations of UB Networks shall inure to the benefit of and be binding on Newbridge. The rights, privileges and obligations of each party hereto shall inure to the benefit of and be binding on the permitted assigns of such party.

     10.10  "Knowledge."  Any reference to the "knowledge" or the "best
             ---------
knowledge" of UB Networks shall refer to the knowledge of Tim Anderson and any UB Networks employee assigned to the SCANmanager Business and working full-time at the Marietta premises. .

     10.11  Counterparts; Execution.  To facilitate execution, this Agreement
            -----------------------
may be executed in as many counterparts as may be required, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but a single agreement. This Agreement shall be deemed to have been executed at the time when the last signature of any of the parties is affixed hereto or to any counterpart hereof.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized representatives as of the date set forth in the first paragraph.

                         UNGERMANN-BASS NETWORKS, INC.



                         By:
                            -------------------------------

                         Title:
                               ----------------------------

                         TECHFORCE CORPORATION


                         By:
                            -------------------------------
                         Title:
                               ----------------------------